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                                                                     EXHIBIT 3.1

                           FIFTH AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                           COSINE COMMUNICATIONS, INC.



        The undersigned, Dean Hamilton and Curtis S. Dudnick, hereby certify that:

        1. They are the duly elected President and Secretary, respectively, of CoSine Communications, Inc., a California corporation.

        2. The Articles of Incorporation of this corporation are amended and restated in full to read as follows:

                                    ARTICLE I

        The name of this corporation is CoSine Communications, Inc.

                                   ARTICLE II

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE III

        This corporation is authorized to issue two classes of shares to be designated respectively Common Stock ("COMMON") and Preferred Stock ("PREFERRED"). The total number of shares of Common this corporation shall have authority to issue is 200,000,000 and the total number of shares of Preferred this corporation shall have authority to issue is 68,398,995, 2,150,000 of which are hereby designated as Series A Preferred Stock (the "SERIES A Preferred"), 13,578,649 of which are hereby designated as Series B Preferred Stock (the "SERIES B PREFERRED"), 27,503,677 of which are hereby designated as Series C Preferred Stock (the "SERIES C PREFERRED"), 20,500,000 of which are hereby designated as Series D Preferred Stock (the "SERIES D PREFERRED"), and 4,666,668 of which are hereby designated as Series E Preferred Stock (the "SERIES E PREFERRED").

        The corporation shall from time to time in accordance with the laws of the State of California increase the authorized amount of its Common if at any time the number of shares of Common remaining unissued and available for issuance shall not be sufficient to permit conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred.



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        The relative rights, preferences, privileges and restrictions granted to or imposed upon the Common and Preferred and the holders thereof are as set forth below.

        Section 1. Liquidation Rights.

               (a) Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation (a "LIQUIDATION EVENT") (or the deemed occurrence of such Liquidation Event pursuant to subsection (d) of this Section 1), the holder of each share of Series E Preferred, Series D Preferred, Series C Preferred and Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or property of the corporation to the holders of the Series A Preferred or the Common by reason of their ownership thereof (i) in the case of the Series E Preferred, an aggregate amount (the "MAXIMUM SERIES E LIQUIDATION AMOUNT") equal to the sum of (A) Fifteen Dollars ($15.00) per share, plus (B) whether or not dividends have been declared on the Series E Preferred, twelve and a half cents ($0.125) per month for each month completed after the Original Issue Date (as hereafter defined) at the time of such event for each share of Series E Preferred then held by them, (ii) in the case of the Series D Preferred, an amount equal to Three Dollars and Fifty and Five Tenths Cents ($3.505) per share plus any accrued or declared and unpaid dividends for each share of Series D Preferred then held by them, (iii) in the case of the Series C Preferred, an amount equal to Eighty-Nine and Seven-Tenths Cents ($0.897) per share plus any accrued or declared and unpaid dividends for each share of Series C Preferred then held by them, and (iv) in the case of the Series B Preferred, an amount equal to Seventy-Three and Eight-Tenths Cents ($0.738) per share plus any accrued or declared and unpaid dividends for each share of Series B Preferred then held by them.

               All of the preferential amount to be paid to the holders of the Series E Preferred, Series D Preferred, Series C Preferred and Series B Preferred under this Section 1(a) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the corporation to, the holders of the Series A Preferred and the Common in connection with any Liquidation Event. After the payment or the setting apart for payment to the holders of the Series E Preferred, Series D Preferred, Series C Preferred and Series B Preferred of the preferential amounts so payable to them, the remaining assets of the corporation available for distribution shall be distributed in accordance with the provisions of Section 1(b).

               If the assets or property to be distributed is insufficient to permit the payment to holders of the Series E Preferred, Series D Preferred, Series C Preferred and Series B Preferred of their full preferential amount, the entire assets and property legally available for distribution shall be distributed ratably among the holders of Series E Preferred, Series D Preferred, Series C Preferred and Series B Preferred in such a manner that the preferential amount to be distributed to each such holder at that time shall equal the amount obtained by multiplying the entire assets and funds of the corporation then legally available for distribution hereunder by a fraction, the numerator of which shall be the full preferential amount to which such holder would then be entitled under this Section 1(a) if the assets and property then available to be distributed sufficed to permit payment thereof, and the denominator of which shall be the full preferential amount to which all such holders

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would then be entitled under this Section 1(a) if the assets and property then available to be distributed sufficed to permit payment thereof.

               (b) Series A Preferred Liquidation Preference. After payment to the holders of the Series E Preferred, Series D Preferred, Series C Preferred and Series B Preferred of the amounts set forth in Section 1(a), above, the remaining assets and property of the corporation legally available for distribution, if any, shall be distributed to the holders of the Series A Preferred such that the holder of each share of Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or property of the corporation to the holders of the Common by reason of their ownership thereof, an amount equal to One and 60/100 Dollars ($1.60) per share plus any accrued or declared and unpaid dividends for each share of Series A Preferred then held by them.

               All of the preferential amount to be paid to the holders of the Series A Preferred under this Section 1(b) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the corporation to, the holders of the Common in connection with any Liquidation Event. After the payment or the setting apart for payment to the holders of the Series A Preferred of the preferential amounts so payable to them, the remaining assets of the corporation available for distribution shall be distributed in accordance with the provisions of Section 1(c).

               If the remaining assets or property of the corporation, after payment of the amounts set forth in Section 1(a) above, that are available to be distributed are insufficient to permit the payment to holders of the Series A Preferred of their full preferential amount, the entire assets and property legally available for distribution at that time shall be distributed ratably among the holders of Series A Preferred in such a manner that the preferential amount to be distributed to each such holder shall equal the amount obtained by multiplying the entire remaining assets and funds of the corporation then legally available for distribution hereunder by a fraction, the numerator of which shall be the number of shares of Series A Preferred then held by such holder, and the denominator of which shall be the total number of shares of Series A Preferred then outstanding.

               (c) Distribution after Payment of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred Liquidation Preferences. After payment has been made to the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred of the full preferential amounts set forth in Section 1(a) and 1(b) above, the entire remaining assets and funds of the corporation legally available for distribution, if any, shall be distributed as follows:

                      (i) in the event the aggregate value of assets and property to be distributed for the entire corporation, including assets and property distributed or available for distribution pursuant to Section 1(a) and 1(b), is less than $15 million:

                          (A) ratably among the holders of Common, Series A
Preferred, Series B Preferred, Series C Preferred and Series D Preferred in a manner such that the amount distributed to each holder of Common, Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred shall equal the amount obtained by

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multiplying (x) the remaining assets and funds of the corporation legally available for distribution hereunder after the distributions pursuant to Section 1(a) and 1(b), above, by a fraction, the numerator of which shall be (y) the number of shares of Common then held by such holder (or, in the case of a holder of the Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred, the number of shares of Common for which such holders of Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred may then be converted), and the denominator of which shall be (z) the sum of the total number of shares of Common then outstanding and the total number of shares of Common issuable upon conversion of all then outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred; provided, however, that the aggregate per share liquidation amount of the Series D Preferred under this Section 1 shall not exceed Fourteen and 2/100 Dollars ($14.02) (the "MAXIMUM SERIES D LIQUIDATION AMOUNT"); and provided further that the aggregate per share liquidation amount of the Series C Preferred under this
Section 1 shall not exceed Three and 588/1000 Dollars ($3.588) (the "MAXIMUM SERIES C LIQUIDATION AMOUNT"); and provided further that the aggregate per share liquidation amount of the Series B Preferred under this Section 1 shall not exceed Two and 50/100 Dollars ($2.50) (the "MAXIMUM SERIES B LIQUIDATION AMOUNT"); and

                          (B) after payment of the Maximum Series E Liquidation
Amount, Maximum Series D Liquidation Amount, Maximum Series C Liquidation Amount and Maximum Series B Liquidation Amount, ratably among the holders of Common and Series A Preferred in a manner such that the amount distributed to each holder of Common and Series A Preferred shall equal the amount obtained by multiplying
(x) the remaining assets and funds of the corporation legally available for distribution hereunder after the distributions pursuant to Section 1(a), 1(b) and 1(c)(i)(A) above, by a fraction, the numerator of which shall be (y) the number of shares of Common then held by such holder (or, in the case of a holder of Series A Preferred, the number of shares of Common for which such holder's shares of Series A Preferred may then be converted), and the denominator of which shall be (z) the sum of the total number of shares of Common then outstanding and the total number of shares of Common issuable upon conversion of all then outstanding shares of Series A Preferred; and

                      (ii) in the event the aggregate value of assets and property to be distributed, for the entire corporation including assets and property distributed or available for distribution pursuant to Section 1(a) and 1(b), is equal to or greater than $15 million:

                          (A) ratably among the holders of Common, Series B
Preferred, Series C Preferred and Series D Preferred in a manner such that the amount distributed to each holder of Common, Series B Preferred, Series C Preferred and Series D Preferred shall equal the amount obtained by multiplying
(x) the remaining assets and funds of the corporation legally available for distribution hereunder after the distributions pursuant to Section 1(a) and 1(b), above, by a fraction, the numerator of which shall be (y) the number of shares of Common then held by such holder (or, in the case of a holder of the Series B Preferred, Series C Preferred or Series D Preferred, the number of shares of Common for which such

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holder's shares of Series B Preferred, Series C Preferred or Series D Preferred
may then be converted), and the denominator of which shall be (z) the sum of the total number of shares of Common then outstanding and the total number of shares of Common issuable upon conversion of all of the then outstanding shares of Series B Preferred, Series C Preferred and Series D Preferred; provided, however, that the aggregate per share liquidation amount of the Series D Preferred shall not exceed the Maximum Series D Liquidation Amount; and provided further that the aggregate per share liquidation amount of the Series C Preferred under this Section 1 shall not exceed the Maximum Series C Liquidation Amount; and provided further that the aggregate per share liquidation amount of the Series B Preferred under this Section 1 shall not exceed the Maximum Series B Liquidation Amount.

                          (B) after payment of the Maximum Series D Liquidation
Amount, Maximum Series C Liquidation Amount and Maximum Series B Liquidation Amount, ratably among the holders of Common in a manner such that the amount distributed to each holder of Common shall equal the amount obtained by multiplying the remaining assets and funds of the corporation legally available for distribution hereunder after the distributions pursuant to Section 1(a), 1(b) and 1(c)(ii)(A) above, by a fraction, the numerator of which shall be the number of shares of Common then held by such holder, and the denominator of which shall be the total number of shares of Common then outstanding.

               (d) Deemed Liquidation. For purposes of this Section 1, a merger or consolidation of the corporation with or into any other corporation or corporations, or a sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the corporation, shall be deemed to be a Liquidation Event (except, in each case, where the corporation's shareholders of record as constituted immediately prior to such merger, consolidation, sale or other transfer will immediately after such merger, consolidation, sale or transfer hold more than fifty percent (50%) of the voting power of the surviving or acquiring entity).

               (e) Consent. Each holder of an outstanding share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be deemed to have consented, for purposes of Section 502, 503 and 506 of the General Corporation Law of California, to distributions made by the corporation in connection with the repurchase of shares of Common issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements between the corporation and such persons providing for the corporation's right of said repurchase; provided, in the case of any such repurchases to be made at the election of this corporation, such repurchases are approved by the Board of Directors.

               (f) Adjustments. The liquidation preferences provided for herein with respect to the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be equitably adjusted to reflect any stock dividend, stock distribution, stock split or reverse stock split, combination of shares, subdivision of shares or reclassification of shares with respect to

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the Series A Preferred, Series B Preferred, Series C Preferred, Series D
Preferred or Series E Preferred as applicable.


               (g) Value of Assets. In any of the events specified in Section 1(d), if the consideration received by the corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors; provided, however, any securities shall be valued as follows;

                          (i) If traded on a securities exchange or through the
Nasdaq National Market or Nasdaq SmallCap Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                          (ii) If actively traded over-the-counter, the value
shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                          (iii) If there is no active public market, the value
shall be the fair market value and shall be determined as follows: the board of directors of the Corporation will promptly engage an independent competent appraiser to determine the value of the assets to be distributed to the holders of Preferred Stock or Common Stock. The corporation upon receipt of such appraiser's valuation shall give prompt written notice to each holder of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Common of the appraiser's valuation.

        Section 2. Conversion Rights. The holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall have conversion rights as follows (the "CONVERSION RIGHTS"):

               (a) Right to Convert. Each share of Series A Preferred shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Series A Preferred, into such number of fully paid and nonassessable shares of Common as is determined by dividing (x) its original issue price ($1.60) by (y) the Series A Conversion Price, determined as hereinafter provided, as last adjusted and then in effect at the time of conversion. The "SERIES A CONVERSION PRICE" shall initially be one and 60/100 dollars ($1.60). Each share of Series B Preferred shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Series B Preferred, into such number of fully paid and nonassessable shares of Common as is determined by dividing (x) its original issue price ($0.738) by (y) the Series B Conversion Price, determined as hereinafter provided, as last adjusted and then in effect at the time of conversion. The "SERIES B CONVERSION PRICE" shall initially be seventy-three and eight-tenths cents ($0.738). Each share of Series C Preferred shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such


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share, at the office of the corporation or any transfer agent for the Series C
Preferred, into such number of fully paid and nonassessable shares of Common as is determined by dividing (x) its original issue price ($0.897) by (y) the Series C Conversion Price, determined as hereinafter provided, as last adjusted and then in effect at the time of conversion. The "SERIES C CONVERSION PRICE" shall initially be eighty-nine and seven-tenths cents ($0.897). Each share of Series D Preferred shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Series D Preferred, into such number of fully paid and nonassessable shares of Common as is determined by dividing
(x) its original issue price ($3.505) by (y) the Series D Conversion Price, determined as hereinafter provided, as last adjusted and then in effect at the time of conversion. The "SERIES D CONVERSION PRICE" shall initially be three dollars and fifty and five-tenths cents ($3.505). Each share of Series E Preferred shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Series E Preferred, into such number of fully paid and nonassessable shares of Common as is determined by dividing
(x) its original issue price ($15.00) by (y) the Series E Conversion Price, determined as hereinafter provided, as last adjusted and then in effect at the time of conversion. The "SERIES E CONVERSION PRICE" shall initially be fifteen dollars ($15.00). The initial Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common into which the Series A Preferred, the Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred respectively, are convertible, as set forth in Section 2(d) and 2(e), below. In May 1998, the Series A Conversion Price was reduced to forty cents ($0.40) pursuant to Section 2(d)(i) hereof as a result of a stock dividend of three shares of Common on each share of outstanding Common.

               (b) Automatic Conversion.

                          (i) Initial Public Offering. Each share of Series A
Preferred, Series B Preferred and Series C Preferred shall automatically be converted into shares of Common at the then effective Series A Conversion Price, Series B Conversion Price and Series C Conversion Price, respectively, upon the closing ("CLOSING") of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common for the account of the corporation to the public at an offering price to the public of at least Five Dollars ($5.00) per share (as adjusted for stock splits, stock dividends, reclassifications, and like events) and in which the aggregate gross proceeds received by the corporation (net of underwriting discounts) equal or exceed $15,000,000, and each share of Series E Preferred and Series D Preferred shall automatically be converted into shares of Common at the then effective Series E Conversion Price and Series D Conversion Price, respectively, upon the Closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common for the account of the corporation to the public at an offering price to the public of at least Seven Dollars ($7.00) per share (as adjusted for stock splits, stock dividends, reclassifications, and like events) and in which the aggregate gross proceeds received by the corporation (net of underwriting discounts)


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equal or exceed $15,000,000. In the event of the consummation of any such offering, the person(s) entitled to receive the Common issuable upon such conversion of the shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred shall not be deemed to have converted such shares of Preferred until immediately prior to the Closing.

                          (ii) Shareholder Vote of the Holders of the Series A
Preferred. Each share of Series A Preferred shall automatically be converted into shares of Common at the then effective Series A Conversion Price upon the affirmative election of the holders of greater than fifty percent (50%) of the then outstanding shares of Series A Preferred. In the event of such an election, the person(s) entitled to receive the Common issuable upon such conversion of the Series A Preferred shall not be deemed to have converted that Series A Preferred until written evidence of such election satisfactory to the corporation is received by the corporation.

                          (iii) Shareholder Vote of the Holders of the Series B
Preferred. Each share of Series B Preferred shall automatically be converted into shares of Common at the then effective Series B Conversion Price upon the affirmative election of the holders of greater than fifty percent (50%) of the then outstanding shares of Series B Preferred. In the event of such an election, the person(s) entitled to receive the Common issuable upon such conversion of the Series B Preferred shall not be deemed to have converted that Series B Preferred until written evidence of such election satisfactory to the corporation is received by the corporation.

                          (iv) Shareholder Vote of the Holders of the Series C
Preferred. Each share of Series C Preferred shall automatically be converted into shares of Common at the then effective Series C Conversion Price upon the affirmative election of the holders of greater than fifty percent (50%) of the then outstanding shares of Series C Preferred. In the event of such an election, the person(s) entitled to receive the Common issuable upon such conversion of the Series C Preferred shall not be deemed to have converted that Series C Preferred until written evidence of such election satisfactory to the corporation is received by the corporation.

                          (v) Shareholder Vote of the Holders of the Series D
Preferred. Each share of Series D Preferred shall automatically be converted into shares of Common at the then effective Series D Conversion Price upon the affirmative election of the holders of greater than fifty percent (50%) of the then outstanding shares of Series D Preferred. In the event of such an election, the person(s) entitled to receive the Common issuable upon such conversion of the Series D Preferred shall not be deemed to have converted that Series D Preferred until written evidence of such election satisfactory to the corporation is received by the corporation.

                          (vi) Shareholder Vote of the Holders of the Series E
Preferred. Each share of Series E Preferred shall automatically be converted into shares of Common at the then effective Series E Conversion Price upon the affirmative election of the holders of greater than fifty percent (50%) of the then outstanding shares of Series E Preferred. In the event of such an election, the person(s) entitled to receive the Common issuable upon such conversion of the Series E Preferred shall not be deemed to have converted that Series E Preferred until written evidence of such election satisfactory to the corporation is received by the corporation.

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               (c) Mechanics of Conversion. No fractional shares of Common shall be issued upon conversion of the Series A Preferred, Series B Preferred, Series
C Preferred, Series D Preferred or Series E Preferred. In lieu of any fractional shares to which a holder of either the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred would otherwise be entitled, the corporation at its election shall either pay cash equal to such fraction multiplied by the then effective Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, respectively, or issue one whole share for each fraction of a share outstanding, after aggregating all fractional shares held by each shareholder. Before any holder of either Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred shall be entitled to convert the same into full shares of Common pursuant to Section 2(a) hereof, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for such shares of Preferred, and shall give written notice to the corporation at such office that such holder elects to convert the same and shall state therein the holder's name or the name or names of such holder's nominees in which the holder wishes the certificate or certificates for shares of Common to be issued. The corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common to which such holder shall be entitled as aforesaid, together if so elected by the corporation with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred to be converted, and the person or persons entitled to receive the shares of Common issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date.

               (d) Adjustments to Conversion Price of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred Upon Certain Events.

                          (i) Adjustments for Stock Splits or Stock Dividends.
In the event the outstanding shares of Common shall be subdivided (by stock split or otherwise), into a greater number of shares of Common, or shares of Common shall have been issued by stock dividend, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision or stock dividend, be proportionately decreased. In the event the outstanding shares of Common shall be combined or consolidated by reclassification or otherwise, into a lesser number of shares of Common, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                          (ii) Adjustments for Other Distributions. In the event
the corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common entitled to receive, any distribution payable in securities of the corporation other than shares of Common, then and in each such event provision shall be made so that the holders of

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Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred
and Series E Preferred shall receive upon conversion thereof, in addition to the number of shares of Common receivable thereupon, the amount of securities of the corporation which they would have received had their Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, respectively, been converted into Common on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 2 with respect to the rights of the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, respectively.

                          (iii) Adjustments for Reclassification, Exchange and
Substitution. If the Common issuable upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, respectively, shall be convertible into, in lieu of the number of shares of Common which the holders would otherwise be entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common that would have been subject to receipt by the holders upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred immediately before that change.

                          (iv) Reorganization, Mergers, Consolidations, or Sales
of Assets. If at any time or from time to time there shall be a capital reorganization of the Common (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Section
2) or a merger or consolidation of this corporation with or into another corporation, or the sale of all or substantially all of this corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall thereafter be entitled to receive upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, respectively, the number of shares of stock or other securities or property of this corporation, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common deliverable upon conversion would have been entitled upon such capital reorganization, merger, consolidation, or sale.

                          (v) In any case, appropriate adjustment shall be made
in the application of the provisions of this Section 2 with respect to the rights of the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, respectively, after the event giving rise to the adjustment to the end that the provisions of this
Section 2 (including
adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, respectively) shall be applicable after that event as nearly equivalent as may be practicable to those obtaining immediately before such event.

               (e) Adjustments to Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price for Certain Diluting Issues.

                      (i) Special Definitions. For purposes of this Section 2(e), the following definitions apply:

                             (1) "CONVERTIBLE SECURITIES" shall mean any
evidences of indebtedness, shares (other than Common, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred) or other securities convertible into or exchangeable for Common.

                             (2) "OPTIONS" shall mean rights, options, or
warrants to subscribe for purchase or otherwise acquire Common, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Convertible Securities.

                             (3) "ORIGINAL ISSUE DATE" shall mean the date on
which a share of Series E Preferred was first issued.

                             (4) "ADDITIONAL SHARES OF COMMON" shall mean all
shares of Common issued or deemed to be issued by the corporation after the Original Issue Date, other than shares of Common issued or issuable:

                                    (A) upon conversion of shares of Series A
Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred;

                                    (B) to officers, directors, or employees of,
or consultants to, the corporation on terms approved by the Board of Directors;

                                    (C) to vendors, customers, lenders,
suppliers, or equipment lessors upon terms approved by the Board of Directors;

                                    (D) as a dividend or distribution on Series
A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred;

                                    (E) subject to Section 2(e)(ii), upon
exercise or conversion of options or warrants, respectively;

                                    (F) for which adjustment of the Series A
Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price is made pursuant to Section 2(d)(i); or

                                    (G) in connection with a joint venture
agreement or acquisition agreement upon the terms approved by the Board of Directors.

                      (ii) Deemed Issuance of Options and Convertible Securities. If this corporation at any time or from time to time after the Original Issue Date issues any Options or Convertible Securities or fixes a record date for the determination of holders of any class of securities entitled to receive any Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number and not counting any shares subject to a material contingency) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case a record date has been fixed, as of the close of business on such record date.

                      (iii) No Adjustment of Conversion Price. Any provision herein to the contrary notwithstanding, no adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share (determined pursuant to Section 2(e)(iv) hereof) for an Additional Share of Common issued by the corporation is less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, respectively, in effect on the date of, and immediately prior to, such issue, and in such event such adjustment shall only be made to whichever of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price exceeds such consideration per share.

                      (iv) Adjustment of Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price Upon Issuance of Additional Shares of Common. In the event this corporation issues or is deemed to have issued Additional Shares of Common without consideration or for a consideration per share less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as last adjusted and then in effect on the date of and immediately prior to such issue, then and in such event, the then applicable Series A Conversion Price, Series B Preferred Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, respectively, that exceeds such consideration per share shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, respectively, by a fraction, the numerator of which shall be
(x) the number of shares of Common outstanding immediately prior to such issue or deemed issue plus the number of shares of Common which the aggregate consideration received by the corporation for the total number of Additional Shares of Common so issued would purchase at such Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, respectively, in effect immediately prior to such issuance, and the denominator of which shall be (y) the number of shares of Common outstanding immediately prior to such issue or deemed issue plus the number of such Additional Shares of Common so issued. For the purpose of the above calculation, the number of shares of Common outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred and all Convertible Securities had been fully converted into shares of Common immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common, if so convertible) as of such date, but not including in such calculation any additional shares of Common issuable with respect to shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Convertible Securities, or outstanding options, warrants, or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the Series A Conversion Price, the Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price, respectively, (or other conversion ratios) resulting from the issuance of the Additional Shares of Common causing the adjustment in question.

                      (v) Notwithstanding the foregoing, upon the closing of the first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common for the account of the corporation to the public, if the offering price to the public ("IPO Price") shall be less than fifteen dollars ($15.00) per share (as adjusted for stock splits, stock dividends, reclassifications and like events), the Series E Conversion Price shall be reduced, immediately prior to such Closing such that the Series E Preferred shall convert at such closing pursuant to Section 2(b)(i) hereof at the Series E Conversion Price as so reduced, to a price equal to the IPO Price, if the IPO Price is equal to seven dollars ($7.00) per share or more. If the IPO Price is less than $7.00 per share (as adjusted for stock splits, stock dividends, reclassifications and like events), and holders of Series E Preferred do not elect to convert at the IPO closing, the Series E Conversion Price shall be reduced to seven dollars ($7.00) per share, subject to subsequent adjustment upon subsequent events giving rise to antidilution adjustment.

                      (vi) Determination of Consideration. For purposes of the operation of Section 2(e), the consideration received (or deemed to have been received in the case of Options and Convertible Securities) by the corporation for the issue of any Additional Shares of Common shall:

                             (1) to the extent it consists of cash, be computed
as the aggregate amount of cash paid before deducting any reasonable brokerage or underwriting commissions or other expense paid or incurred by the corporation for the issuance and sale of the securities;

                             (2) to the extent it consists of property other
than cash, be computed at the fair value thereof at the time of such issue or deemed issuance, as determined in good faith by the Board of Directors; and

                             (3) if Additional Shares of Common are issued
together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.

                             (4) for Options and Convertible Securities, be the
sum of the values of (x) the cash and property to be paid to this corporation for the issue of such Options and Convertible Securities, if any, and (y) the cash and property payable to this corporation upon the exercise in full of such Option or the full conversion of such Convertible Securities, if any.

                      (vii) Calculation of Per Share Amount. The number of Additional Shares of Common deemed to be issued upon the issuance or deemed issuance of a Convertible Security shall be the number of shares of Common Stock issuable upon the exercise in full of such Option or the conversion in full of such Convertible Security as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent increase in the number of shares issuable or decrease in the amount of consideration payable upon the exercise, conversion, or exchange thereof.

                      (viii) Recomputation of Adjustment as a Result of Changes in Options or Convertible Securities. If an Option or Convertible Security by its terms provides, with the passage of time or otherwise, for any change in the consideration payable to this corporation or in the number of shares of Common issuable upon the exercise, conversion, or exchange thereof, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price computed upon the original issuance or deemed issuance of such Option or Convertible Security, and any subsequent adjustments based thereon, shall each be recomputed, upon any such change becoming effective, to reflect such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided however that no such adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price shall affect Common Stock previously issued upon conversion of the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred or the Series E Preferred).

                      (ix) Recomputation of Adjustment as a Result of Expiration of Options or Conversion. Upon expiration of any Options or any rights of conversion or exchange under Convertible Securities that have not been exercised or converted, the Series A Conversion Price, the Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price computed upon the original issuance or deemed issuance thereof, and any subsequent adjustments based thereon, shall each be recomputed, upon such expiration, as if (a) in the case of Convertible Securities or Options for Common, the only Additional Shares of Common issued were shares of Common, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by this corporation for the issuance of all such Options, whether or not exercised, plus the consideration actually received by this corporation upon such exercise, or for the issuance of all such Convertible Securities that were actually received by this corporation upon such exercise, or for the issuance of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by this corporation upon such conversion or exchange, and (b) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issuance or deemed issuance of such Options, and the consideration received by this corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by this corporation for the issuance of all such Options, whether or not exercised, plus the consideration deemed to have been received by this corporation upon the issuance of the Convertible Securities with respect to which such Options were actually exercised.

                      (x) Limitation on Readjustments.

                             (1) Readjustment of Conversion Price. No
readjustment pursuant to Section 2 hereof shall have the effect of increasing the Series A Conversion Price, the Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price to an amount that exceeds the lower of (a) the applicable Conversion Price immediately before the issuance or deemed issuance of such Options or Convertible Securities or (b) the applicable Conversion Price that would have resulted from any issuance of Additional Shares of Common between the date immediately before the issuance or deemed issuance of such Options or Convertible securities and such readjustment date.

                             (2) No Adjustment Upon Issuance of Shares Deemed
Outstanding. No adjustment in the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price shall be made upon the actual issuance of Additional Shares of Common Stock if such shares are already deemed issued at the time of issuance and any adjustment of the applicable conversion price required to be made as a result of the deemed issuance has been made.

               (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price pursuant to this Section 2, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, respectively, a certificate certified by the corporation's chief financial officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, respectively, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price in effect at that time, and (iii) the number of shares of Common and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, respectively.

               (g) No Impairment. This corporation will not through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred against impairment.

               (h) Issue Taxes. This corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common on conversion of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred; provided, however, that this corporation shall not be liable for personal property taxes or personal income taxes attributable to the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred upon conversion thereof.

               (i) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common solely for the purpose of effecting the conversion of the shares of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred such number of its shares of Common as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred. If at any time the number of authorized but unissued shares of Common shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common to such number of shares as shall be sufficient for such purpose.

        Section 3. Redemption.

               (a) Redemption of Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred. If at any time within the ninety (90) day period following November 23, 2003, the corporation receives a written request ("REDEMPTION REQUEST") from the holders of not less than sixty-seven percent (67%) of the then outstanding Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred (computed collectively on an as-if-converted basis) (collectively, the "REDEEMING SHAREHOLDERS") requesting redemption of all or a portion of the Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, the corporation shall within ninety (90) days after the date the Redemption Request is deemed given, redeem pro rata to their respective requests for redemption one-third of each of the Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred requested to be redeemed (or, if less, the maximum amount of

Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred it may lawfully redeem or, if less than the maximum amount it may lawfully redeem, the maximum amount the corporation may redeem without causing the corporation extraordinary financial distress as reasonably determined in good faith by the Board of Directors), and shall redeem the Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred remaining outstanding after such redemption, pro rata to the respective number of shares of each then outstanding, in two equal installments (or, if less, the maximum amount it may lawfully redeem, or, if less than the maximum amount it may lawfully redeem, the maximum amount the corporation may redeem without causing the corporation extraordinary financial distress as reasonably determined in good faith by the Board of directors) on November 23, 2004, and November 23, 2005. Each date on which the corporation shall redeem Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be a "REDEMPTION DATE."

               (b) Notice to Other Series B, Series C, Series D and Series E Holders. If any share of Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred are to be redeemed pursuant to Section 3(a) hereof, then upon receipt of the Redemption Request, the corporation shall promptly mail written notice of the Redemption Request ("REDEMPTION NOTICE"), first class postage prepaid, to each holder of record of Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred. Each such holder shall have thirty (30) days from the date the Redemption Notice is mailed to request in writing the redemption of its Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred on the terms contained herein.

               (c) Redemption Price. The corporation shall pay in cash for Series B Preferred the higher of (i) $0.738 per share, or (ii) the fair market value of such shares as determined by an qualified independent appraiser mutually agreed upon by the corporation and holders of a majority of the Series B Preferred. The aggregate amount payable with respect to Series B Preferred is hereinafter collectively referred to as the "SERIES B REDEMPTION PRICE." The corporation shall pay in cash for Series C Preferred the higher of (i) $0.897 per share, or (ii) the fair market value of such shares as determined by an qualified independent appraiser mutually agreed upon by the corporation and holders of a majority of the Series C Preferred. The aggregate amount payable with respect to Series C Preferred is hereinafter collectively referred to as the "SERIES C REDEMPTION PRICE." The corporation shall pay in cash for Series D Preferred the higher of (i) $3.505 per share, or (ii) the fair market value of such shares as determined by an qualified independent appraiser mutually agreed upon by the corporation and holders of a majority of the Series D Preferred. The aggregate amount payable with respect to Series D Preferred is hereinafter collectively referred to as the "SERIES D REDEMPTION PRICE." The corporation shall pay in cash for Series E Preferred the higher of (i) $15.00 per share, or
(ii) the fair market value of such shares as determined by an qualified independent appraiser mutually agreed upon by the corporation and holders of a majority of the Series E Preferred. The aggregate amount payable with respect to Series E Preferred is hereinafter collectively referred to as the "SERIES E REDEMPTION PRICE."

               (d) Mechanics of Redemption. At least twenty (20) days prior to each Redemption Date, the corporation shall mail written notice, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the

Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred to be redeemed, at the address last shown on the records of the corporation for such holder or given by the holder to the corporation for the purpose of notice or if no such address appears or is given at the principal executive office of the corporation, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Series B Redemption Price, the Series C Redemption Price, the Series D Redemption Price, the Series E Redemption Price, the place at which payment may be obtained, and calling upon such holder to surrender to the corporation, in the manner and at the place designated, the certificate or certificates representing the shares to be redeemed. If less than all the shares put for redemption are to be redeemed, the notice shall also provide an explanation of why the corporation is not redeeming all shares put for redemption and when the corporation expects that it will be able to redeem such shares. On or after the Redemption Date, each holder of Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred to be redeemed shall surrender to the corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Series B Redemption Price, Series C Redemption Price, Series D Redemption Price or Series E Redemption Price, as the case may be, of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

               (e) Shareholders Rights. From and after each Redemption Date, unless there shall have been a default in payment of the Series B Redemption Price, Series C Redemption Price, Series D Redemption Price or Series E Redemption Price, as the case may be, all rights of the holders of Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as the case may be, as holders of such shares (except the right to receive the Series B Redemption Price, Series C Redemption Price, Series D Redemption Price or Series E Redemption Price, as the case may be) shall cease with respect to such shares which have been redeemed, and such shares shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding for any purpose whatsoever.

               (f) Insufficient Funds. If the funds of the corporation available (whether legally or by determination of the Board of Directors) for redemption of shares of Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred on any Redemption Date are insufficient to redeem the total number of shares of Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred to be redeemed on such date, or at any later time when funds become available for the redemption of shares of Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred that were not timely redeemed, those funds that are then available will be used to redeem shares of Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred such that each holder of Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred receives the same percentage of the aggregate amount being paid in such partial redemption as such holder would have received if the corporation were redeeming all of the shares put for redemption on such date. The shares of Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein and in the corporation's Articles of Incorporation, as amended. At any time thereafter when additional funds of the corporation are available for the redemption of shares of Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, such funds will immediately be used to redeem the balance (or portion thereof) of the shares of Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred that the corporation has become obligated to redeem on any Redemption Date but that it has not redeemed.

               (g) Escrow of Redemption Price. On or prior to each Redemption Date, the corporation may deposit the Series B Redemption Price of all shares of Series B Preferred designated for redemption in the Redemption Notice and not yet redeemed, the Series C Redemption Price of all shares of Series C Preferred designated for redemption in the Redemption Notice and not yet redeemed, the Series D Redemption Price of all shares of Series D Preferred designated for redemption in the Redemption Notice and not yet redeemed and the Series E Redemption Price of all shares of Series E Preferred designated for redemption in the Redemption Notice and not yet redeemed (but not any one or two of the Series B Redemption Price, Series C Redemption Price, Series D Redemption Price or Series E Redemption Price) with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to pay the Series B Redemption Price, Series C Redemption Price, Series D Redemption Price and Series E Redemption Price, respectively, for such shares to their respective holders on or after the Redemption Date upon receipt of notification from the corporation that such holder has surrendered his share certificate to the corporation pursuant to Section 3(d) above. As of the Redemption Date, the deposit shall constitute full payment of the shares to their holders, and from and after the Redemption Date the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust corporation payment of the Series B Redemption Price, the Series C Redemption Price, the Series D Redemption Price or the Series E Redemption Price, as the case may be, of the shares, without interest, upon surrender of their certificates therefor. Such instructions shall also provide that any moneys deposited by the corporation pursuant to this Section 3(g) for the redemption of shares thereafter converted into shares of Common prior to the Redemption Date shall be returned to the corporation forthwith upon such conversion. The balance of any moneys deposited by the corporation pursuant to this Section 3(g) remaining unclaimed at the expiration of two (2) years following the Redemption Date shall thereafter be returned to the corporation upon its request, and thereafter holders of any redeemed shares not theretofore surrendered for redemption shall look to the corporation for payment of the Series B Redemption Price, Series C Redemption Price, Series D Redemption Price or Series E Redemption Price, respectively.

        Section 4. Voting Rights.

               (a)Voting for Other than Directors. Except as otherwise required by law, (i) each share of Common issued and outstanding shall have one vote, and
(ii) each share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred issued and outstanding shall have the number of votes equal to the number of shares of Common into which such share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, respectively, is convertible as adjusted from time to time in accordance with the provisions of
Section 2 hereof, and the holders of each of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall have voting rights and powers equal to the voting rights and powers of the Common (except as otherwise expressly provided herein or as required by law, voting together with the Common as a single class). Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

               (b) Voting for Directors. The Board of Directors shall consist of seven (7) members. For so long as at least Five Hundred Thousand (500,000) shares of Series B Preferred shall be outstanding (as adjusted for stock dividends, combinations or splits with respect to such shares), the holders of shares of Series B Preferred, voting together as a separate class, shall be entitled to elect two directors. For so long as at least Five Hundred Thousand (500,000) shares of Series A Preferred shall be outstanding (as adjusted for stock dividends, combinations or splits with respect to such shares), the holders of shares of Series A Preferred, voting together as a separate class, shall be entitled to elect one director. The holders of shares of Common, voting together as a separate class, shall be entitled to elect one director. Additional directors shall be elected by the holders of the outstanding shares of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Common, voting together as a class. Any vacancy in the Board of Directors occurring because of the death, resignation or removal of a director shall be filled by the vote or written consent of the holders of a majority of such class or classes which elected such director. A director may be removed from the Board of Directors with or without cause only by the vote or consent of the holders of the outstanding class or classes with voting power entitled to elect him in accordance with the California Corporations Code, and the vacancy created thereby may be filled only by the vote or consent of such holders.

        Section 5. Dividends.

               (a) The holders of outstanding Series E Preferred shall be entitled to receive, when and as declared by the Board of Directors and out of funds legally available therefor, dividends at the annual rate of $1.50 per share, and no more, payable in preference and priority to any payment of any dividend on the Common, when and as declared by the Board of Directors. The right to such dividends on shares of Series E Preferred shall be non-cumulative.

               (b) The holders of outstanding Series D Preferred shall be entitled to receive, when and as declared by the Board of Directors and out of funds legally available therefor, dividends at the annual rate of $0.3505 per share, and no more, payable in preference and priority to any payment of any dividend on the Common, when and as declared by the Board of Directors. The right to such dividends on shares of Series D Preferred shall be non-cumulative.

               (c) The holders of outstanding Series C Preferred shall be entitled to receive, when and as declared by the Board of Directors and out of funds legally available therefor, dividends at the annual rate of $0.0897 per share, and no more, payable in preference and priority to any payment of any dividend on the Common, when and as declared by the Board of Directors. The right to such dividends on shares of Series C Preferred shall be non-cumulative.

               (d) The holders of outstanding Series B Preferred shall be entitled to receive, when and as declared by the Board of Directors and out of funds legally available therefor, dividends at the annual rate of $0.0738 per share, and no more, payable in preference and priority to any payment of any dividend on the Common, when and as declared by the Board of Directors. The right to such dividends on shares of Series B Preferred shall be non-cumulative.

               (e) The holders of outstanding Series A Preferred shall be entitled to receive, when and as declared by the Board of Directors and out of funds legally available therefor, dividends at the annual rate of $0.16 per share, and no more, payable in preference and priority to any payment of any dividend on the Common, when and as declared by the Board of Directors. The right to such dividends on shares of Series A Preferred shall be cumulative.

               (f) In no event shall any dividend payable on either the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred with respect to any year expressed as a percentage of the maximum annual dividend then payable on such series exceed the dividend payable with respect to such year similarly expressed as a percentage on any other of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred.

               (g) The dividend rights provided for herein with respect to the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be equitably adjusted to reflect any stock dividend, stock distribution, stock split or reverse stock split, combination of shares, subdivision of shares or reclassification of shares with respect to the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, respectively.

               (h) Dividends may be paid on the Common as and when declared by the Board of Directors, subject to the prior dividend rights of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred.

        Section 6. Covenants.

               (a) So long as at least 500,000 shares (subject to adjustment for stock dividends, stock distributions, stock splits or reverse stock splits, combination of shares, subdivision of shares or reclassification of shares) of Series A Preferred shall be outstanding, the corporation shall not, without first obtaining the affirmative vote or written consent of holders of greater than fifty percent (50%) of all outstanding shares of Series A Preferred voting together as a class:

                          (i) amend or repeal any provision of, or add any
provision to, the corporation's Articles of Incorporation or Bylaws if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of the Series A Preferred;

                          (ii) create or issue any new series of Preferred or
reclassify any Common shares into shares having any preference or priority as to redemption, voting, dividends or liquidation superior to or on a parity with any such preference or priority of the Series A Preferred;

                          (iii) except as otherwise provided in Section 3, pay
or declare any dividend or distribution on any shares of capital stock or apply any of its assets to the redemption, retirement, purchase or other acquisition of any shares of capital stock except from employees of, or consultants to, the corporation upon termination of employment or consultancy; provided, in the case of any such redemptions to be made at the election of this corporation, such redemptions have been approved by the Board of Directors;

                          (iv) merge or consolidate with or into any other
corporation, or sell or otherwise transfer in a single transaction or a series of related transactions all or substantially all of the assets of the corporation (except, in each case, where the corporation's shareholders of record as constituted immediately prior to such merger, consolidation, sale or other transfer will, immediately after such merger, consolidation, sale or transfer hold more than fifty percent (50%) of the voting power of the surviving or acquiring entity);

                          (v) increase the size of the Board of Directors to a
number greater than seven (7); or

                          (vi) increase the number of authorized shares of
Series A Preferred.

               (b) So long as at least 500,000 shares (subject to adjustment for stock dividends, stock distributions, stock splits or reverse stock splits, combination of shares, subdivision of shares or reclassification of shares) of Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as the case may be, shall be outstanding, the corporation shall not take any of the following actions, without first obtaining (in the case of Series B Preferred) the affirmative vote or written consent of holders of greater than fifty percent (50%) of all outstanding shares of Series B Preferred voting together as a class, or (in the case of the Series C Preferred) the affirmative vote or written consent of holders of greater than fifty percent (50%) of all outstanding shares of Series C Preferred voting together as a class, or (in the case of the Series D Preferred) the affirmative vote or written consent of holders of greater than fifty percent (50%) of all outstanding shares of Series D Preferred voting together as a class, or (in the case of the Series E Preferred) the affirmative vote or written consent of holders of greater than fifty percent (50%) of all outstanding shares of Series E Preferred voting together as a class:

                          (i) amend or repeal any provision of, or add any
provision to, the corporation's Articles of Incorporation or Bylaws if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of the Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as the case may be;

                  (ii) create or issue any new series of Preferred or reclassify any Common shares into shares having any preference or priority as to redemption, voting, dividends or liquidation superior to or on a parity with any such preference or priority of the Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as the case may be;

                  (iii) except as otherwise provided in Section 3, pay or declare any dividend or distribution on any shares of capital stock or apply any of its assets to the redemption, retirement, purchase or other acquisition of any shares of capital stock except from employees of, or consultants to, the corporation upon termination of employment or consultancy; provided, in the case of any such redemptions to be made at the election of this corporation, such redemptions have been approved by the Board of Directors;

                  (iv) merge or consolidate with or into any other corporation, or sell or otherwise transfer in a single transaction or a series of related transactions all or substantially all of the assets of the corporation (except, in each case, where the corporation's shareholders of record as constituted immediately prior to such merger, consolidation, sale or other transfer will, immediately after such merger, consolidation, sale or transfer hold more than fifty percent (50%) of the voting power of the surviving or acquiring entity);

                  (v) increase the size of the Board of Directors to a number greater than seven (7); or

                  (vi) increase the number of authorized shares of Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as the case may be.

        Section 7. Residual Rights. All rights accruing to the outstanding shares of the corporation not expressly provided for to the contrary herein shall be vested in the Common.

        Section 8. Status of Converted Stock. In the event any shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred shall be converted pursuant to Section 2 hereof, the shares so converted shall be canceled and shall not be reissuable by the corporation, and the Articles of Incorporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized stock.

        Section 9. Partial Conversion. In the event that less than all of a holder's shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred shall be converted at any time pursuant to Section 2 hereof, the corporation shall promptly upon receipt of such holder's certificate for shares to be converted, issue a new certificate to such holder representing the unconverted shares.

                                   ARTICLE IV

        1. Limitation of Directors' Liability. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

        2. Indemnification of Corporate Agents. The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.

        3. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article IV by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

        4. Board Approval. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the Board of Directors.

        5. Shareholder Approval. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 and 903 of the California Corporations Code. The total number of Common shares outstanding is _________. The total number of Preferred shares outstanding is 57,006,135, 1,875,000 of which are shares of Series A Preferred, 12,884,205 of which are shares of Series B Preferred, 24,503,677 of which are shares of Series C Preferred and 17,743,253 of which are shares of Series D Preferred. The number of shares voting in favor of the amendment and restatement of the Articles of Incorporation equaled or exceeded the vote required pursuant to the Corporations Code. The percentage vote required was more than 50% of the Common and more than 50% of the Series A Preferred and more than 50% of the Series B Preferred and more than 50% of the Series C Preferred and more than 50% of the Series D Preferred.






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                                      -24-

        We, the undersigned, further declare under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct of our own knowledge.

        Executed at Redwood City, California, this 27 day of April, 2000.



/s/ DEAN HAMILTON                          /s/ CURTIS S. DUDNICK
-------------------------------            -------------------------------------
Dean Hamilton                              Curtis S. Dudnick
President                                  Secretary



                                      -25-